UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008
DARWIN PROFESSIONAL UNDERWRITERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32883 (Commission File Number)	03-0510450 (IRS Employer Identification No.)

9 Farm Springs Road Farmington, Connecticut (Address of Principal Executive Offices)	06032 (Zip Code)
(860) 284-1300
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously announced on June 30, 2008, Darwin Professional Underwriters, Inc. (“Darwin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 27, 2008, with Allied World Assurance Company Holdings, Ltd (“Allied World”) and Allied World Merger Company, a wholly owned subsidiary of Allied World.
On September 2, 2008, Darwin issued a press release announcing that September 15, 2008 will be the record date for determination of stockholders entitled to receive notice of, and vote at, a special meeting of stockholders. The purpose of this special meeting will be to consider and vote on a proposal to adopt the Merger Agreement, pursuant to which Darwin would be acquired by Allied World. The date, time and location of the special meeting will be announced at a later time.
A copy of the press release announcing the record date is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Participants in the Solicitation
The directors and executive officers of Darwin may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Darwin’s directors and executive officers is available in Darwin’s proxy statement for its 2008 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2008. Additional information regarding the interests of such directors and executive officers in the solicitation of proxies in connection with the proposed merger is included in the preliminary proxy statement filed with the SEC on August 8, 2008 and will be contained in the definitive proxy statement when it becomes available.
Additional Information
In connection with the proposed merger, Darwin filed a preliminary proxy statement with the SEC on August 8, 2008. Investors and securities holders are strongly advised to read the preliminary proxy statement and the definitive proxy statement when it becomes available, before making any voting or investment decisions. Once available, investors will be able to obtain the definitive proxy statement, as well as other filings containing information about Darwin, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and other filings made by Darwin with the SEC can also be obtained, free of charge, by visiting Darwin’s website at www.darwinpro.com.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect Darwin’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, Darwin’s forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Darwin’s stockholder approval or the failure to satisfy other conditions to completion of the merger; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of Darwin’s loss reserves; Darwin or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in Darwin’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Darwin is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of September 2, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Darwin Professional Underwriters, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 2, 2008

DARWIN PROFESSIONAL UNDERWRITERS, INC.
By:	/s/ Timothy J. Curry
	Name:	Timothy J. Curry
	Title:	VP & Asst. General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 2, 2008.